EXHIBIT 23.1












































                     REPORT ON SCHEDULE


The Board of Directors
Delta Mills, Inc.

Under date of August 14, 1998, we reported on the consolidated balance sheets of Delta Mills, Inc. as of June 27, 1998 and June 28, 1997, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the years in the three-year period ended June 27, 1998, as contained in the 1998 annual report on Form 10-K. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule for each of the years in the three-year period ended June 27, 1998, as listed in Item 14(d) of Form 10-
K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                   /s/ KPMG Peat Marwick LLP
Greenville, South Carolina                        KPMG Peat
Marwick LLP
August 14, 1998